HOLOGIC, INC.
                    AMENDMENT NO. 2 TO RIGHTS AGREEMENT

	This Amendment No. 2 (this "Amendment"), dated as of December 9, 1996, to the Rights Agreement, dated as of December 22, 1992, and amended by Amendment No. 1 to Rights Agreement, dated as of December 13, 1995 (as amended, the "Rights Agreement"), between Hologic, Inc., a Delaware Corporation (the "Company"), and American Stock Transfer & Trust Company, a New York trust company.

                                  RECITALS

	WHEREAS, the Exercise Price set forth in the Rights Agreement is $30, and the Company has since effected a 2-for-1 stock split of its Common Stock, $.01 par value, such that the Exercise Price set forth in the Rights Agreement was adjusted from $30 to $15 pursuant to the terms of the Rights Agreement;

	WHEREAS, the trading price of the Company's Common Stock has increased significantly since the Company entered into the Rights Agreement;

	WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Rights Agreement to change the Exercise Price to reflect the increase in the trading price of the Company's Common Stock; and

	WHEREAS, capitalized terms used but not defined in this Amendment No. 2 shall have the meanings given them in the Rights Agreement.

	NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

	1.	Amendment of subparagraph (i) ARTICLE I, Section 1.1.
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Subparagraph (i) of ARTICLE I, Section 1.1 is hereby amended and restated so that such subparagraph reads in its entirety as follows:

	"(i) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $90.00 (after giving effect to the stock split of the Common Stock effected in March 1996)."

	2.	Reaffirmation of Rights Agreement.  Except as specifically amended
    ----------------------------------
by this Amendment No. 2, the Rights Agreement shall remain in full force and effect.



	IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


 HOLOGIC, INC.

 By:_/s/ Glenn P. Muir
   ------------------
         Glenn P. Muir
         Treasurer and
         Chief Financial Officer


 AMERICAN STOCK TRANSFER AND
    TRUST COMPANY

  By:_/s/ Carolyn B. O'Neill
     -----------------------
          Carolyn B. O'Neill
          Vice President-Administration